SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 30, 2006

Date of Report

March 30, 2006

(Date of earliest event reported)

DOLPHIN PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50164	87-0618756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2068 Haun Avenue, Salt Lake City, Utah 84121

(Address of principal executive offices, including zip code)

(801) 450-0716

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

OTHER EVENTS

On March 30, 2006, the Company announced the acquisition of Innocom Technologies, Inc. by means of the following press release:

Salt Lake City, UT.  Dolphin Productions, Inc. (OTCBB:DPNP) of Salt Lake City, Utah and INNOCOM Technologies, Inc. of Hong Kong jointly announced today that INNOCOM has been acquired by Dolphin in a reverse acquisition.  The transaction is effective 30 March 2006.

In connection with the announcement, Richard H. Casper, President of Dolphin said that Dolphin had been impressed by Innocom’s operating history, its pattern of increasing revenues, its innovative product line, and its experienced management.  “After a thorough review of Innocom’s financial records and corporate structure, we determined that a merger with Innocom would be in the best interest of our shareholders.  I believe that they will be pleased with the merger and with the potential for the company’s future growth.  Innocom is an ideal match for our company.”  In response, William Hui, President of INNOCOM said: “we are pleased with the opportunity that Dolphin makes possible for our Company to enter the U.S. marketplace.  We are positioned to become a leading provider of communication technology equipment in China, and look to expand beyond that as soon as possible.”

INNOCOM is a company engaged in design and solution provision for mobile phones, and trading of mobile phones and components.  In 2005, on a consolidated basis, INNOCOM had audited gross revenue of US$22 million and an EBITDA of US$4.7 million.

INNOCOM was formed in the fourth quarter of 2005 by the purchase of Beijing Unismobile Communication Technology Co., Ltd and Chinarise Capital International Limited, combining them into wholly-owned subsidiaries of INNOCOM.

The newly formed company will be called INNOCOM Holdings, Inc., and will be headquartered in Hong Kong with significant operations centered in Beijing, China.  Further information can be obtained by reading the 8-K filing to be filed on line on EDGAR at the U.S. Securities and Exchange Commission website.

About Innocom Technologies, Inc.

Innocom Technologies, Inc. is a leading mobile communication technology company in China.  It has two principal business lines: mobile phone handset design and trading of mobile phone handsets and components.  It provides customized mobile phone design services to licensed manufacturers in China.  Its services include hardware system design based on chipsets such as integrated circuits sourced from external suppliers, application software design and mobile phone handset casing design. In addition to design services, Innocom provides sourcing of mobile phone handsets and components for customers on a wholesale basis.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur.

Contact for Dolphin:  Richard Casper (801) 450-0716

Contact for INNOCOM:  William Hui -- william@swinggroup.com

U.S. INNOCOM contact:  Larry Eastland at (208) 342-6000.

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DOLPHIN PRODUCTIONS, INC.

DATE:  March 30, 2006

By: /s/ William Hui

William Hui

President and Chief Executive Officer

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